                                                                     EXHIBIT 4.1

=============================================================================



                                    INDENTURE



                           Dated as of October 1, 1997


                                      Among


                         ADVANCED ACCESSORY SYSTEMS, LLC


                                       and


                      AAS CAPITAL CORPORATION, as Issuers,


                           the GUARANTORS named herein


                                       and


                      First Union National Bank, as Trustee


                               ------------------

                                  $125,000,000



          9 3/4% Senior Subordinated Notes due 2007, Series A
          9 3/4% Senior Subordinated Notes due 2007, Series B




=============================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture                                                                          Indenture
  Act Section                                                                             Section
  -----------                                                                             -------
Section.  310(a)(1)....................................................................      7.10
         (a)(2)........................................................................      7.10
         (a)(3)........................................................................      N.A.
         (a)(4)........................................................................      N.A.
         (a)(5)........................................................................      7.08, 7.10.
         (b)...........................................................................      7.08; 7.10; 13.02
         (c)...........................................................................      N.A.
Section.  311(a).......................................................................      7.11
         (b)...........................................................................      7.11
         (c)...........................................................................      N.A.
Section. 312(a)........................................................................      2.05
         (b)...........................................................................      11.03
         (c)...........................................................................      11.03
Section. 313(a)........................................................................      7.06
         (b)(1)........................................................................      N.A.
         (b)(2)........................................................................      7.06
         (c)...........................................................................      7.06; 13.02
         (d)...........................................................................      7.06
Section. 314(a)........................................................................      4.11; 4.12; 13.02
         (b)...........................................................................      N.A.
         (c)(1)........................................................................      13.04
         (c)(2)........................................................................      13.04
         (c)(3)........................................................................      N.A.
         (d)...........................................................................      N.A.
         (e)...........................................................................      13.05
         (f)...........................................................................      N.A.
Section. 315(a)........................................................................      7.01(b)
         (b)...........................................................................      7.05; 13.02
         (c)...........................................................................      7.01(a)
         (d)...........................................................................      7.01(c)
         (e)...........................................................................      6.11
Section. 316(a)(last sentence).........................................................      2.09
         (a)(1)(A).....................................................................      6.05
         (a)(1)(B).....................................................................      6.04
         (a)(2)........................................................................      N.A.
         (b)...........................................................................      6.07
         (c)...........................................................................      10.04
Section. 317(a)(1).....................................................................      6.08
         (a)(2)........................................................................      6.09
         (b)...........................................................................      2.04
Section. 318(a)........................................................................      13.01

----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                                            ARTICLE ONE

                                            DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.       Definitions...............................................................................1
SECTION 1.02.       Incorporation by Reference of Trust Indenture Act........................................22
SECTION 1.03.       Rules of Construction....................................................................22

                                                            ARTICLE TWO

                                                          THE SECURITIES

SECTION 2.01.       Form and Dating..........................................................................23
SECTION 2.02.       Execution and Authentication.............................................................24
SECTION 2.03.       Registrar and Paying Agent...............................................................25
SECTION 2.04.       Paying Agent To Hold Assets in Trust.....................................................25
SECTION 2.05.       Holder Lists.............................................................................25
SECTION 2.06.       Transfer and Exchange....................................................................26
SECTION 2.07.       Replacement Securities...................................................................26
SECTION 2.08.       Outstanding Securities...................................................................27
SECTION 2.09.       Treasury Securities......................................................................27
SECTION 2.10.       Temporary Securities.....................................................................27
SECTION 2.11.       Cancellation.............................................................................28
SECTION 2.12.       Defaulted Interest.......................................................................28
SECTION 2.13.       CUSIP Number.............................................................................28
SECTION 2.14.       Deposit of Moneys........................................................................28
SECTION 2.15.       Book-Entry Provisions for Global Securities..............................................29
SECTION 2.16.       Registration of Transfers and Exchanges..................................................30

                                                           ARTICLE THREE

                                                            REDEMPTION

SECTION 3.01.       Notices to Trustee.......................................................................34
SECTION 3.02.       Selection of Securities To Be Redeemed...................................................34
SECTION 3.03.       Notice of Redemption.....................................................................34
SECTION 3.04.       Effect of Notice of Redemption...........................................................35
SECTION 3.05.       Deposit of Redemption Price..............................................................35
SECTION 3.06.       Securities Redeemed in Part..............................................................36

                                                           ARTICLE FOUR

                                                             COVENANTS

SECTION 4.01.       Payment of Securities....................................................................36

                                                                                                           Page
                                                                                                           ----
SECTION 4.02.       Maintenance of Office or Agency..........................................................36
SECTION 4.03.       Transactions with Affiliates.............................................................37
SECTION 4.04.       Limitation on Indebtedness...............................................................37
SECTION 4.05.       Limitation on Foreign Indebtedness.......................................................38
SECTION 4.06.       Limitation on Senior Subordinated Indebtedness...........................................38
SECTION 4.07.       Disposition of Proceeds of Asset Sales...................................................38
SECTION 4.08.       Limitation on Restricted Payments........................................................40
SECTION 4.09.       Limitation on the Sale or Issuance of Equity Interests of Restricted
                      Subsidiaries...........................................................................42
SECTION 4.10.       Notice of Defaults.......................................................................42
SECTION 4.11.       Limitation on Liens......................................................................42
SECTION 4.12.       Provision of Financial Information.......................................................43
SECTION 4.13.       Limitations on Dividend and Other Payment Restrictions Affecting
                      Subsidiaries...........................................................................43
SECTION 4.14.       Guarantees by Restricted Subsidiaries....................................................44
SECTION 4.15.       Designation of Unrestricted Subsidiaries.................................................44
SECTION 4.16.       Offer to Purchase upon Change of Control.................................................45
SECTION 4.17.       Compliance Certificate...................................................................46
SECTION 4.18.       Corporate Existence......................................................................46

                                                           ARTICLE FIVE

                                                  MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.       Mergers, Sale of Assets, etc.............................................................47
SECTION 5.02.       Successor Corporation Substituted........................................................48

                                                            ARTICLE SIX

                                                       DEFAULT AND REMEDIES

SECTION 6.01.       Events of Default........................................................................48
SECTION 6.02.       Acceleration.............................................................................50
SECTION 6.03.       Other Remedies...........................................................................50
SECTION 6.04.       Waiver of Past Default...................................................................51
SECTION 6.05.       Control by Majority......................................................................51
SECTION 6.06.       Limitation on Suits......................................................................51
SECTION 6.07.       Rights of Holders To Receive Payment.....................................................52
SECTION 6.08.       Collection Suit by Trustee...............................................................52
SECTION 6.09.       Trustee May File Proofs of Claim.........................................................52
SECTION 6.10.       Priorities...............................................................................53
SECTION 6.11.       Undertaking for Costs....................................................................53

                                                           ARTICLE SEVEN

                                                              TRUSTEE

SECTION 7.01.       Duties of Trustee........................................................................53
SECTION 7.02.       Rights of Trustee........................................................................55
SECTION 7.03.       Individual Rights of Trustee.............................................................56

                                                                                                           Page
                                                                                                           ----
SECTION 7.04.       Trustee's Disclaimer.....................................................................56
SECTION 7.05.       Notice of Defaults.......................................................................56
SECTION 7.06.       Reports by Trustee to Holders............................................................57
SECTION 7.07.       Compensation and Indemnity...............................................................57
SECTION 7.08.       Replacement of Trustee...................................................................58
SECTION 7.09.       Successor Trustee by Merger, etc.........................................................59
SECTION 7.10.       Eligibility; Disqualification............................................................59
SECTION 7.11.       Preferential Collection of Claims Against Issuers........................................59

                                                           ARTICLE EIGHT

                                                    SUBORDINATION OF SECURITIES

SECTION 8.01.       Securities Subordinated to Senior Indebtedness...........................................60
SECTION 8.02.       Payment Over of Proceeds upon Dissolution, etc...........................................60
SECTION 8.03.       No Payment on Securities in Certain Circumstances........................................61
SECTION 8.04.       Subrogation..............................................................................62
SECTION 8.05.       Obligations of Issuers Unconditional.....................................................63
SECTION 8.06.       Notice to Trustee........................................................................63
SECTION 8.07.       Reliance on Judicial Order or Certificate of Liquidating Agent...........................64
SECTION 8.08.       Trustee's Relation to Senior Indebtedness................................................64
SECTION 8.09.       Subordination Rights Not Impaired by Acts or Omissions of the Issuers or
                      Holders of Senior Indebtedness.........................................................64
SECTION 8.10.       Holders Authorize Trustee To Effectuate Subordination of Securities......................65
SECTION 8.11.       This Article Not To Prevent Events of Default............................................65
SECTION 8.12.       Trustee's Compensation Not Prejudiced....................................................65
SECTION 8.13.       No Waiver of Subordination Provisions....................................................65
SECTION 8.14.       Subordination Provisions Not Applicable to Money Held in Trust for
                      Holders; Payments May Be Paid Prior to Dissolution.....................................66
SECTION 8.15.       Acceleration of Securities...............................................................66

                                                           ARTICLE NINE

                                                DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.       Termination of the Issuers' Obligations..................................................66
SECTION 9.02.       Legal Defeasance and Covenant Defeasance.................................................67
SECTION 9.03.       Conditions to Legal Defeasance or Covenant Defeasance....................................68
SECTION 9.04.       Application of Trust Money; Trustee Acknowledgment and Indemnity.........................69
SECTION 9.05.       Repayment to Company.....................................................................70
SECTION 9.06.       Reinstatement............................................................................70

                                                            ARTICLE TEN

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.      Without Consent of Holders...............................................................70
SECTION 10.02.      With Consent of Holders..................................................................71
SECTION 10.03.      Compliance with Trust Indenture Act......................................................73
SECTION 10.04.      Record Date for Consents and Effect of Consents..........................................73

                                                                                                           Page
                                                                                                           ----
SECTION 10.05.      Notation on or Exchange of Securities....................................................73
SECTION 10.06.      Trustee To Sign Amendments, etc..........................................................74

                                                ARTICLE ELEVEN

                                                   GUARANTEE

SECTION 11.01.      Unconditional Guarantee..................................................................74
SECTION 11.02.      Severability.............................................................................75
SECTION 11.03.      Release of a Guarantor...................................................................75
SECTION 11.04.      Limitation of Guarantor's Liability......................................................75
SECTION 11.05.      Contribution.............................................................................76
SECTION 11.06.      Execution of Security Guarantee..........................................................76
SECTION 11.07.      Subordination of Subrogation and Other Rights............................................76

                                                ARTICLE TWELVE

                                          SUBORDINATION OF GUARANTEE

SECTION 12.01.      Guarantee Obligations Subordinated to Guarantor Senior Indebtedness......................77
SECTION 12.02.      No Payment on Guarantees in Certain Circumstances........................................77
SECTION 12.03.      Payment Over of Proceeds upon Dissolution, Etc...........................................78
SECTION 12.04.      Subrogation..............................................................................79
SECTION 12.05.      Obligations of Guarantors Unconditional..................................................80
SECTION 12.06.      Notice to Trustee........................................................................80
SECTION 12.07.      Reliance on Judicial Order or Certificate of Liquidating Agent...........................81
SECTION 12.08.      Trustee's Relation to Guarantor Senior Indebtedness......................................81
SECTION 12.09.      Subordination Rights Not Impaired by Acts or Omissions of the Guarantors
                      or Holders of Guarantor Senior Indebtedness............................................82
SECTION 12.10.      Holders Authorize Trustee To Effectuate Subordination of Guarantee.......................82
SECTION 12.11.      This Article Not To Prevent Events of Default............................................82
SECTION 12.12.      Trustee's Compensation Not Prejudiced....................................................82
SECTION 12.13.      No Waiver of Guarantee Subordination Provisions..........................................82
SECTION 12.14.      Payments May Be Paid Prior to Dissolution................................................83

                                               ARTICLE THIRTEEN

                                                 MISCELLANEOUS

SECTION 13.01.      Trust Indenture Act Controls.............................................................83
SECTION 13.02.      Notices..................................................................................83
SECTION 13.03.      Communications by Holders with Other Holders.............................................85
SECTION 13.04.      Certificate and Opinion as to Conditions Precedent.......................................85
SECTION 13.05.      Statements Required in Certificate.......................................................85
SECTION 13.06.      Rules by Trustee, Paying Agent, Registrar................................................86
SECTION 13.07.      Governing Law............................................................................86
SECTION 13.08.      No Recourse Against Others...............................................................86
SECTION 13.09.      Successors...............................................................................86
SECTION 13.10.      Counterpart Originals....................................................................86
SECTION 13.11.      Severability.............................................................................86


SECTION 13.12.      No Adverse Interpretation of Other Agreements............................................87
SECTION 13.13.      Legal Holidays...........................................................................87

SIGNATURES..................................................................................................S-1

EXHIBIT A         Form of Series A Security.................................................................A-1
EXHIBIT B         Form of Series B Security.................................................................B-1
EXHIBIT C         Form of Legend for Global Securities......................................................C-1
EXHIBIT D         Form of Transfer Certificate..............................................................D-1
EXHIBIT E         Form of Transfer Certificate for Institutional Accredited Investors.......................E-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of October 1, 1997, among ADVANCED ACCESSORY SYSTEMS, LLC, a Delaware limited liability company (the "Company"), AAS CAPITAL CORPORATION, a Delaware corporation ("Capital Corp." and, together with the Company, the "Issuers"), the GUARANTORS named herein and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

                  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary, or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                  "Acquisition Facility" means a credit facility entered into by the Company and one or more commercial banks or other lenders pursuant to which the Company and/or its Restricted Subsidiaries may incur Indebtedness for the purpose of financing one or more acquisitions of assets or equity securities of any Related Business and paying related fees and expenses.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Affiliate Transaction" has the meaning provided in Section 4.03.

                  "Agent"  means any Registrar, Paying Agent or co-Registrar.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.11; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.08; and (d) any transfers of properties and assets to the Company, between the Company and Wholly Owned Restricted Subsidiaries that are Guarantors or between Wholly Owned Restricted Subsidiaries. In addition, solely for purposes of Section 4.07, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

                  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Bankruptcy Law" has the meaning provided in Section 6.01.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Managers of such Person or a duly authorized committee of such Board of Managers.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Charlotte, North Carolina are not required to be open.

                  "Capital Corp." means the Person named as "Capital Corp." in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Capital Corp." shall mean such successor.

                  "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the government of Canada or the government of any member of the European Union, in each case having maturities of not more than one year from the date of acquisition; (b) domestic and Eurocurrency certificates of deposit, time deposits and base rate certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank in-corporated under the laws of the United States, any state thereof, the District of Columbia or its branches or agencies or under the laws of Canada or the laws of any member of the European Union and having capital and surplus in excess of $250 million and whose long-term debt is rated at least "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Act); (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and (g) in the case of any Foreign Restricted Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) of the type and maturity described in clauses (a) and (b) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

                  "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Managers of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company;
(ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Managers of the Company (together with any new directors whose election by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.01.

                  "Change of Control Date" has the meaning provided in
Section 4.16.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that
(1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale described in clause (i) or (ii) of the definition thereof, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X under the Securities Act as in effect on the Issue Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

                  "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the product of (x) the amount of all dividends on any series of Preferred Equity Interest (other than Qualified Equity Interests) of such Person and its Restricted Subsidiaries (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net cost or benefit under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary actually paid by the Company or any Restricted Subsidiary and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net
Income: (i) any net income (loss) of any Person if such Person is not a Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (but not

loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business (including, without limitation, on or with respect to Investments) and there shall not be included dividends, distributions or interest thereon; (v) any extraordinary gain or loss and any foreign currency gains or losses; (vi) the cumulative effect of a change in accounting principles after the Issue Date; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (C) only, such charges which require an accrual of or a reserve for cash charges or payments for any future period and excluding minority interest).

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

                  "Credit Facilities" means (i) the Second Amended and Restated Credit Agreement, dated as of August 5, 1997, among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Restricted Subsidiary that is later added thereto, the lenders named therein, NBD Bank, as Administrative Agent and Documentation and Collateral Agent, and The Chase Manhattan Bank, as Co-Administrative Agent and Syndication Agent, (ii) the Credit Agreement, dated as of July 2, 1997, among Advanced Accessory Systems Canada Inc., First Chicago NBD Bank, Canada, as Agent, First Chicago NBD Bank, Canada and The Chase Manhattan Bank of Canada, as lenders and the guarantors identified on the signature pages thereof and (iii) an Acquisition Facility, in each case, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" has the meaning provided in Section 6.01.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Defeasance Trust Payment" has the meaning provided in
Section 8.02.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Facilities and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Designation" has the meaning provided in Section 4.08.

                  "Designation Amount" has the meaning provided in Section 4.11.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the final maturity date of the Securities.

                  "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Securities" means the 9 3/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                  "Existing Management Holder" means each of F. Alan Smith, Marshall D. Gladchun, Roger T. Morgan, Terence C. Seikel, Richard E. Borghi, Barry Banducci and Gerard J. Brink.

                  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Managers of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Managers of the Company delivered to the Trustee.

                  "Final Maturity Date" means October 1, 2007.

                  "Foreign EBITDA" means, for any period, the aggregate of the Consolidated EBITDA of each of the Company's Foreign Restricted Subsidiaries.

                  "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Foreign Restricted Subsidiaries.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary other than a Domestic Restricted Subsidiary.

                  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio."

                  "Funding Guarantor" has the meaning provided in Section 11.05.

                  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

                  "Global Securities" means one or more 144A Global Securities or IAI Global Securities.

                  "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" means the guarantee of the Securities by each Guarantor under this Indenture.

                  "Guarantor" means (i) each Domestic Subsidiary of the Company existing on the Issue Date and (ii) each other Domestic Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date.

                  "Guarantor Blockage Period" has the meaning provided in
Section 12.02(a).

                  "Guarantor Payment Blockage Notice" has the meaning provided in Section 12.02(a).

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Credit Facilities; (b) all Interest Rate Protection Obligations of such Guarantor; (c) all Obligations of such Guarantor under letters of credit; and (d) all other Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to such Guarantor's Guarantee of the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guarantee of the Securities; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and
(g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

                  "Holders" means the registered holders of the Securities.

                  "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities transferred after the Issue Date to Institutional Accredited Investors.

                  "Income Tax Liabilities" means with respect to any member or, in the event such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of the Company or any of its Restricted Subsidiaries that are limited liability companies for any calendar year, an amount determined by multiplying (a) such Person's allocable share of all taxable income and gains of such limited liability company by (b) forty-four percent (44%).

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business; (e) every Capitalized Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) every obligation of the type referred to in clauses (a) through (g) of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (i) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (h) above. Indebtedness (i) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (iii) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (iv) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations incurred in the ordinary course of business.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means Chase Securities Inc. and First Chicago Capital Markets, Inc.

                  "Initial Securities" means the 9 3/4% Senior Subordinated Notes due 2007, Series A, of the Issuers.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights") on the Securities.

                  "Interest Payment Date" means each semiannual interest payment date on April 1 and October 1 of each year, commencing on April 1, 1998.

                  "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or pur-chase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of Section 4.08, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Managers (or comparable body) of the Person making such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the original issue date of the Securities.

                  "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Issuers by its respective Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by its respective Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Issuers" means collectively, the Company and Capital Corp.

                  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); (d) amounts deemed, in good faith, appropriate by the Board of Managers of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been re-versed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

                  "Net Proceeds Utilization Date" has the meaning provided in
Section 4.07.

                  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" has the meaning set forth in the definition of "Offer to Purchase."

                  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:
(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surren-der such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
(10) that each Holder will be entitled to withdraw all or any portion of any Securities tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Security such Holder tendered, the certificate number of the Security such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  "Officer" means, with respect to each of the Issuers, the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Issuer, and, with respect to any Guarantor, the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Guarantor.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of the Issuers complying with Sections 13.04 and 13.05.

                  "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

                  "Participant" has the meaning provided in Section 2.15.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Blockage Notice" has the meaning provided in Section 8.03.

                  "Payment Blockage Period" has the meaning provided in Section 8.03.

                  "Permitted Holder" means each of (i) CCP and its affiliates,
(ii) the Existing Management Holders and (iii) any corporation, a majority of the outstanding Voting Equity Interests of which are owned, directly or indirectly, by Persons listed in clauses (i) and (ii) of this definition, and no more than 35% of the outstanding Voting Equity Interests of which are beneficially owned, directly or indirectly, by any Person (other than Permitted Holders) or group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-15d(b)(1) under the Exchange Act.

                  "Permitted Indebtedness" means the following, each of which shall be given independent effect:

                  (a) Indebtedness under the Securities;

                  (b) Indebtedness of the Company or any Restricted Subsidiary Incurred under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $25.0 million and (ii) the sum of 85% of the total book value of accounts receivable and 50% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP;

                  (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary and (iii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

                  (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company or its Restricted Subsidiaries and the guarantees by the Company of Indebtedness of the Restricted Subsidiaries; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor or the Company's obligations under the Securities, as the case may be; shall be senior to such Guarantor's or the Company's, as the case may be, guarantee of such Subordinated Indebtedness;

                  (e) Interest Rate Protection Obligations relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this definition and Section 4.04); provided, however, that (i) such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation and (ii) the notional principal amount of such Interest Rate Protection Obligations, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (f) Purchase Money Indebtedness and Capitalized Lease Obligations which, at the time of the incurrence thereof, do not, in the aggregate with all such other Indebtedness incurred pursuant to this clause (f), exceed 5.0% of the total assets of the Company and its Restricted Subsidiaries, on a consolidated basis determined consistent with the Company's most recent balance sheet prepared in accordance with GAAP at any one time outstanding;

                  (g) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (h) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

                  (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business in an amount not to exceed $3.0 million in the aggregate at any time outstanding;

                  (j) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (k) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                  (l) Indebtedness of the Company or any Restricted Subsidiary Incurred under an Acquisition Facility in an aggregate principal amount at any one time outstanding not to exceed $22.0 million, reduced by any required permanent repayments (which are accompanied by corresponding permanent commitment reduction thereunder);

                  (m) Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with
         Section 4.04 clauses (a), (h) or (l) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith,
         (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and (iii) Indebtedness that is pari passu with the Securities may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and

                  (n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Company (including any Indebtedness under the Credit Facilities that utilizes this clause (m)) having an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

                  "Permitted Investments" means (a) cash and Cash Equivalents;
(b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in Restricted Subsidiaries or Persons that, as a result of or in connection with any such Investment, become Restricted Subsidiaries or are merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments paid for in Qualified Equity Interests of the Company; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, but not limited to, travel and moving expenses) not in excess of $1 million in the aggregate at any one time outstanding; (h) Investments in Replacement Assets made in compliance with
Section 4.07; (i) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and (j) Investments (including, without limitation, in the form of joint ventures with unaffiliated third parties) in Related Businesses not in excess of $10 million in the aggregate at any one time outstanding.

                  "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

                  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's, mechanics', suppliers', materialmen's, landlords' and repairmen's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, bids, sales or tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practices in connection therewith, surety, appeal and performance bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section
4.04 and (IV) such Liens attach within 120 days of such purchase, construction, installation, repair, addition or improvement; (j) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (l) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (n) Liens securing Interest Swap Obligations and Currency Agreements which Obligations and agreements are otherwise permitted under this Indenture; (o) Liens by reason of judgments, attachments or decree not otherwise resulting in an Event of Default;
(p) Liens securing Indebtedness of non-Guarantor Restricted Subsidiaries Incurred in compliance with this Indenture; and (q) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Securities" means one or more certificated Securities in registered form.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebt-edness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "Private Exchange Securities" has the meaning provided in
Section 2(b) of the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

                  "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

                  "Purchase Agreement" means the Purchase Agreement dated as of September 25, 1997 by and among the Issuers, the Guarantors and the Initial Purchasers.

                  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

                  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

                  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

                  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and among the Issuers, the Guarantors and the Initial Purchasers.

                  "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Managers) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Replacement Assets" has the meaning provided in Section 4.07.

                  "Required Filing Date" has the meaning provided in Section
4.11.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payment" has the meaning provided in Section 4.08.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Managers of the Company, by a resolution of the Board of Managers of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.15. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such Section.

                  "Revocation" has the meaning provided in Section 4.15.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Security Guarantee" means the Form of Security Guarantee of each Guarantor to be endorsed on each of the Securities in the form of Exhibit A (in the case of an Initial Security) or Exhibit B (in the case of an Exchange Security) hereto.

                  "Senior Indebtedness" means, at any date, (a) all Obligations under the Credit Facilities; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under letters of credit; and (d) all other Indebtedness of the Company, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Securities;
(e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

                  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

                  "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means, with respect to the Issuers or any Guarantor, any Indebtedness of the Issuers or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Securities or such Guarantor's Guarantee, as the case may be.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tax Distribution" means, as of the time of determination thereof, any distribution by the Company and any of its Restricted Subsidiaries that are limited liability companies to their respective members (or in each case, if such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of such limited liability company) which (i) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the relevant member's Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company and (ii) with respect to tax payments to be made with income tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities of such member for such calendar year minus the aggregate amount distributed to such member for such calendar year as provided in clause (i) above. In the event the amount determined under clause (ii) is negative amount, the amount of any distributions to the relevant member in the succeeding calendar year (or, if necessary, any subsequent calendar years) shall be reduced by such negative amount.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.15. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such section.

                  "Unutilized Net Cash Proceeds" has the meaning provided in
Section 4.07.

                  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Managers or other governing body of such corporation or Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                  "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which at least 99.0% of the outstanding Voting Equity Interests (other than qualifying shares or other Equity Interests owned by directors or other members of any comparable governing body) are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the Indenture securities means the Issuers or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.       Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.       Form and Dating.

                  The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form set forth in Exhibits A and B hereto.

                  The terms and provisions contained in the Securities annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.       Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) of each of the Issuers shall attest to, the Securities for each of the Issuers, and the Guarantees for the Guarantors, by manual or facsimile signature.

                  If an Officer whose signature is on a Security or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or Guarantee, as the case may be, the Security or Guarantee, as the case may be, shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $125,000,000, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Securities, in each case upon a written order of each of the Issuers in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Sections 2.07 and 2.08.

                  Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to each of the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with either of the Issuers and Affiliates of either of the Issuers.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.       Registrar and Paying Agent.

                  The Issuers shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Issuers may act as Paying Agent, Registrar or co-Registrar.

                  The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.       Paying Agent To Hold Assets in Trust.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent (if other than the Issuers), the Paying Agent shall have no further liability for such assets. If the Issuers or any of their Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.       Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.       Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any regis-tration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.07, 4.16, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Issuers, the Trustee and any Agent of the Issuers shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Issuers, the Trustee or any such Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.       Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Issuers or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both of the Issuers and the Trustee, to protect the Issuers, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Issuers.

SECTION 2.08.       Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because either of the Issuers or any Affiliates of either of the Issuers holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.       Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Issuers shall notify the Trustee, in writing, when either of them, any Guarantor, or any of their respective Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.       Temporary Securities.

                  Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

                  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.       Cancellation.

                  The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Issuers, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.       Defaulted Interest.

                  The Issuers shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.

                  If the Issuers default in a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.       CUSIP Number.

                  The Issuers in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.       Deposit of Moneys.

                  Prior to 12:00 noon New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.       Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Security.

SECTION 2.16.       Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                   (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

                 (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB or (II) to an Accredited Investor and, with respect to (II), at the option of the Issuers, an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act; and

                  (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security or IAI Global Security, as the case may be, is then outstanding, the Issuers shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the Registration of transfer of an interest in a 144A Global Security or an IAI Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                   (i) If the Depository is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by the Issuers within 90 days, Physical Securities will be issued in exchange for the Global Securities. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Issuers or any affiliate (as defined in Rule 144 under the Securities Act) of the Issuers was the owner of such Securities (or any predecessor thereto).

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar

                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.       Notices to Trustee.

                  If the Issuers want to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Issuers shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.       Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. Selection of the Securities to be redeemed pursuant to paragraph 6 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

                  The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.       Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days after the date of the Closing of the relevant Public Equity Offering of the Company.

                  Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                  (6) in the case of any redemption pursuant to paragraph 5 or 6 of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  At the Issuers' request, the Trustee shall give the notice of redemption on behalf of the Issuers, in the Issuers' name and at the Issuers' expense.

SECTION 3.04.       Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.       Deposit of Redemption Price.

                  At least one Business Day before the Redemption Date, the Issuers shall deposit with the Paying Agent (or if the either of the Issuers is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Issuers to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.       Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.       Payment of Securities.

                  The Issuers shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuers or any Affiliates of the Issuers) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Issuers shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Issuers shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.       Maintenance of Office or Agency.

                  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in this Section 4.02. The Issuers hereby initially designate the Trustee at its address at: First Union National Bank, 40 Broad Street, 5th Floor, Suite 550, New York, NY 10004.

SECTION 4.03.       Transactions with Affiliates.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary) or any officer, director or employee of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Managers of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

                  Notwithstanding the foregoing, the restrictions set forth in this Section 4.03 shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers; (iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date);
(iv) any Restricted Payments made in compliance with Section 4.08; (v) the provision by Persons who may be deemed Affiliates or stockholders of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries; (vi) reasonable and customary loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers of the Company in good faith; and (vii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.04.       Limitation on Indebtedness.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and any Domestic Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter; and provided, further, that any Foreign Restricted Subsidiary may Incur Indebtedness in accordance with Section 4.05.

SECTION 4.05.       Limitation on Foreign Indebtedness.

                  The Company shall not cause or permit any Foreign Restricted Subsidiary of the Company to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (a) through (m) of the definition thereof unless (i) the Indebtedness is Incurred, denominated and payable in U.S. dollars or the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be Incurred in a Western European currency pursuant to this clause
(i) may be Incurred in such Western European currency or any other Western European currency, (ii) after giving effect to the Incurrence of such Indebtedness and the receipt of the application of the proceeds therefrom, (A) if, as a result of the Incurrence of such Indebtedness, such Restricted Subsidiary will be or become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 3.0 to 1 and (II) the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter and (B) in any other case, the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1 if the Indebtedness is Incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

SECTION 4.06.       Limitation on Senior Subordinated Indebtedness.

                  The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company.

                  The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any Indebtedness of such Guarantor.

SECTION 4.07.       Disposition of Proceeds of Asset Sales.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause (A), or (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in a Related Business ("Replacement Assets"), provided, however, that if such property or assets subject to such Asset Sale were directly owned by the Company or a Guarantor, such Replacement Assets shall also be directly owned by the Company or a Guarantor. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

                  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 180 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or (ii) make an Investment in Replacement Assets; provided, however, that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following the receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are so applied within 270 days following the receipt of such Net Cash Proceeds.

                  To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the "Net Proceeds Utilization Date") (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5 million, at which time the en-tire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph.

                  With respect to any Offer to Purchase effected pursuant to this Section 4.07, among the Securities, to the extent the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture and such Unutilized Net Cash Proceeds shall no longer be counted in determining the available amount of Unutilized Net Cash Proceeds for purposes of this Section 4.07.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.07 by virtue hereof.

                  Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.08.       Limitation on Restricted Payments.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

                   (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary (and, in the case of SportRack, concurrent like dividends, distributions and payments made to the holder of the 1% minority interest in SportRack) and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

                 (iii) make any Investment in any Person (other than Permitted Investments); or

                  (iv) designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation"); provided, however, that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

                  (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.04; and

                  (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.15 below, the Company's proportionate interest in an amount equal to the Fair Market Value of such Subsidiary, plus (5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including the sale of an Unrestricted Subsidiary) or dividends, distributions or interest payments received in cash, an amount equal to 100% of the net cash proceeds received by the Company or its Restricted Subsidiaries therefrom.

                  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company or its Restricted Subsidiaries that are not owned by the Company or its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Securities pursuant to paragraphs 5 or 6 of the Securities; (iii) the purchase, redemption or other acquisition for value of Equity Interests of the Company (other than Disqualified Capital Stock) or options on such Equity Interests held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or em-ployees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) does not exceed $5.0 million; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.07; (v) Tax Distributions;
(vi) the payment of dividends on the Company's Common Stock, following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering; and (vii) the purchase, redemption, retirement or other acquisition prior to June 30, 1999 of Equity Interests of the Company from unaffiliated third parties; provided, however, that the aggregate cash consideration paid pursuant to this clause (vii) does not exceed $7.5 million; provided, however, that in the case of each of clauses (ii), (iii), (iv), (vi) and (vii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

                  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iii), (iv), (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. In determining the amount of any Restricted Payment made under clause (iv) of the first paragraph of this Section 4.07, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date. Any such Designation shall be evidenced by a Board Resolution.

SECTION 4.09. Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries.

                  The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell or have outstanding any Equity Interests, except
(i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would not longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary so long as the Company is in compliance with Section 4.07 and, if applicable, Article Five.

SECTION 4.10.       Notice of Defaults.

                  (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.11.       Limitation on Liens.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Securities and all other amounts due under this Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Securities and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Securities or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness and (ii) Permitted Liens.

SECTION 4.12.       Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding and prior to the later of the consummation of the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such Holder.

SECTION 4.13. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facilities, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition

(except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in anticipation or contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.07 below to the extent applicable thereto; (vii) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.04 and Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (ix) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (i) through (viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less restrictive in the aggregate than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; (x) an agreement governing Senior Indebtedness permitted to be incurred pursuant to Section 4.04; provided, however, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in its reasonable and good faith judgment than the provisions contained in the Amended and Restated Credit Agreement as in effect on the Issue Date; or (xi) this Indenture.

SECTION 4.14.       Guarantees by Restricted Subsidiaries.

                  The Company will not create or acquire, nor cause or permit any of the Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of this Indenture, (B) a Foreign Restricted Subsidiary or
(C) a Domestic Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to this Indenture pursuant to which it will become a Guarantor under this Indenture in accordance with Article Twelve.

SECTION 4.15.       Designation of Unrestricted Subsidiaries.

                  The Company shall not and shall not cause or permit any Restricted Subsidiary at any time to (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

                   (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by resolutions of the Board of Managers of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.16.       Offer to Purchase upon Change of Control.

                  (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

                  (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (c) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16.

SECTION 4.17.       Compliance Certificate.

                  The Issuers shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Issuers pursuant to this Section
4.17 shall be for the fiscal year ending December 31, 1998.

SECTION 4.18.       Corporate Existence.

                  Subject to Article Five, each of the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of Capital Corp., the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia or, in the case of a Foreign Restricted Subsidiary, the jurisdiction of incorporation or organization of such Foreign Restricted Subsidiary. This Section 4.18 shall not prohibit either of the Issuers from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.


                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION


SECTION 5.01.       Mergers, Sale of Assets, etc.

                  (a) Neither of the Issuers shall consolidate with or merge with or into any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04.

                  (b) Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

                  (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

                  (d) No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture as provided in the third paragraph under Article Eleven above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Securities and the performance and observance of every covenant of this Indenture and the Registration Right Agreement to be performed or observed by such Guarantor; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

SECTION 5.02.       Successor Corporation Substituted.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under this Indenture and the Securities or such Guarantor shall be discharged from its Obligations under this Indenture and its Guarantee, as the case may be.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.       Events of Default.

                  Each of the following shall be an "Event of Default" for purposes of this Indenture:

                  (a) failure to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by the provisions of Article Eight);

                  (b) failure to pay any interest on any Security when due, which failure continues for 30 days or more (whether or not prohibited by the provisions of Article Eight);

                  (c) default in the payment of principal of or interest on any Security required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Security validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of Article Eight);

                  (d) failure to perform any other covenant or agreement of the Company under this Indenture or in the Securities or of the Guarantors under this Indenture or in the Guarantees which failure continues for 30 days or more after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities;

                  (e) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

                  (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by insurance) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (g) the Company or any of its Significant Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
         (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Sub-sidiary of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Restricted Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured;

                  (i) other than as provided in or pursuant to any Guarantee or this Indenture, any Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.       Acceleration.

                  If an Event of Default with respect to the Securities (other than an Event of Default specified in clauses (g) or (h) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

                  If an Event of Default specified in clauses (g) or (h) of
Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  Any such declaration with respect to the Securities may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.       Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or consti-tute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.       Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a), (b) and (c) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section
6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.       Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.       Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                   (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                 (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.       Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, but subject in any event to the provisions of Article Eight, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.       Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.       Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.       Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Issuers.

                  The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.       Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.       Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.       Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and pro-tection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                  (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 7.03.       Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.       Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.       Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This
Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.       Reports by Trustee to Holders.

                  If required by TIA Section 313(a), as amended, within 60 days after each October 1 beginning with October 1, 1998, the Trustee shall mail to each Holder a report dated as of such October 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                  A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.       Compensation and Indemnity.

                  The Issuers shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

                  The Issuers shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuers' expense; provided, however, that the Issuers' reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

                  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own gross negligence or willful misconduct.

                  To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuers' obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuers' obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.       Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.       Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.       Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Issuers shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. The provisions of TIA ss. 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11.       Preferential Collection of Claims Against Issuers.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES


SECTION 8.01.       Securities Subordinated to Senior Indebtedness.

                  The Issuers covenant and agree, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this

Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Issuers shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02.       Payment Over of Proceeds upon Dissolution, etc.

                  (a) Upon any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of Holders pursuant to Article Nine (a "Defeasance Trust Payment"), upon any dissolution or winding up or total liquidation or reorganization of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Securities, or any payment by the Issuers to acquire any of the Securities for cash, property or securities, or any distribution by the Issuers with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be paid by the Issuers to the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.02(a) and before all obligations then due in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  The consolidation of the Issuers with, or the merger of the Issuers with or into, another corporation or the liquidation or dissolution of the Issuers following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.03.       No Payment on Securities in Certain Circumstances.

                  (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Issuers of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice" ) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such non-payment event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) shall be made by or on behalf of the Issuers of principal of, premium, if any, or interest on the Securities, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                  Notwithstanding anything in this Article Eight or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, the Issuers shall have made payment to the Trustee or any Holder when such payment is prohibited by Section 8.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.04.       Subrogation.

                  Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuers made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Issuers, their creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Issuers to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05.       Obligations of Issuers Unconditional.

                  Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuers and the Holders of the Securities, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Issuers of principal of or interest on the Securities.

SECTION 8.06.       Notice to Trustee.

                  The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of each of the Issuers, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuers and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by
Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.       Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

                  Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.       Trustee's Relation to Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuers or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.       Holders Authorize Trustee To Effectuate Subordination of
                    Securities.

                  Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of either of the Issuers (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of either of the Issuers, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.       This Article Not To Prevent Events of Default.

                  The failure to make a payment or distribution for or on account of the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default in respect of the Securities.

SECTION 8.12.       Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.       No Waiver of Subordination Provisions.

                  Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against either of the Issuers and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

                  All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

                  Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuers' and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Issuers shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of either of the Issuers.

SECTION 8.15.       Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Issuers shall promptly notify holders of the Senior Indebtedness of the acceleration.


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.       Termination of the Issuers' Obligations.

                  The Issuers may terminate their obligations under the Securities and this Indenture as well as the obligations of the Guarantors under their respective Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01, if:

                   (i) either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (ii) the Issuers have paid all other sums payable under this Indenture by the Issuers; and

                 (iii) the Issuers have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the first paragraph of this Section 9.01, the Issuers' obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.18, 7.07,
9.05 and 9.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Issuers' obligations in Sections 7.07, 9.05 and 9.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.       Legal Defeasance and Covenant Defeasance

                  (a) Subject to the provisions of Article Eight, the Company may terminate its obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 9.03.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Sections 2.02 through 2.07, inclusive, 2.10, 2.13, 4.02 and 4.18, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (iv) Article Nine of this Indenture (hereinafter, "Legal Defeasance"). Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph
(b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.17, inclusive, and Article Five with respect to the outstanding Securities (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Securities. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.02, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities.

SECTION 9.03.       Conditions to Legal Defeasance or Covenant Defeasance.

                  In order to exercise either Legal Defeasance pursuant to
Section 9.02(b) or Covenant Defeasance pursuant to Section 9.02(c):

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (b) in the case of an election under Section 9.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 9.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(g) and 6.01(h) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, with-out limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally.

                  Notwithstanding the foregoing, the opinion of counsel required by clause (b) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.04.       Application of Trust Money; Trustee Acknowledgment and
                    Indemnity.

                  The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.03, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

                  After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 9.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.05.       Repayment to Company.

                  Subject to Sections 7.07 and 9.04, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06.       Reinstatement.

                  If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.02; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.


                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.      Without Consent of Holders.

                  The Issuers and the Guarantors, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

                  (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                  (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (e) to make any change that would provide any additional benefit or rights to the Holders;

                  (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (g) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                  (h) to add a Guarantor in accordance with Section 4.14 or otherwise; or

                  (i) to secure the Securities pursuant to the requirements of
         Section 4.11 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.      With Consent of Holders.

                  Subject to Section 6.07, the Issuers and the Guarantors, when authorized by a resolution of the Board of Directors, and the Trustee may modify, amend or supplement, or waive compliance by the Issuers with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may:

                  (a) change the Stated Maturity of the principal of or any installment of interest on such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of the Securities;

                  (b) reduce the principal amount (or the premium) of any such Security;

                  (c) reduce the rate of or extend the time for payment of interest on any such Security;

                  (d) change the place or currency of payment of principal of (or premium) or interest on any such Security;

                  (e) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 10.02 (other than to add sections of this Indenture or the Securities which may not be modified, amended, supplemented or waived without the consent of each Holder affected);

                  (f) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

                  (g) waive a Default in the payment of principal of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

                  (h) modify the ranking or priority of any Security or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify any of the provisions of Article Eight in any manner adverse to the Holders of the Securities;

                  (i) modify the provisions of Section 4.07 or Section 4.16 (or the related definitions) in a manner materially adverse to the Holders of Securities affected thereby otherwise than in accordance with this Indenture; or

                  (j) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture.

                  An amendment under this Section 10.02 may not make any change under Article Eight hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then out-standing unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

                  It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.      Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.      Record Date for Consents and Effect of Consents.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.      Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.      Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers, enforceable in accordance with its terms

(subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                 ARTICLE ELEVEN

                                    GUARANTEE


SECTION 11.01.      Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Guarantee") to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 12.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.      Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.      Release of a Guarantor.

                  If the Securities are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.07 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.07 and within the time limits specified by
Section 4.07, then each Guarantor (in the case of defeasance) or such Guarantor (in the case of compliance with Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Upon the designation of a Guarantor as an Unrestricted Subsidiary pursuant to and in accordance with Section 4.15, such Guarantor shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. In addition, if no Default or Event of Default has occurred and is continuing, upon release of the guarantees of any Guarantor of amounts outstanding under the Credit Facilities, the Guarantee of such Guarantor shall be released.

                  The Trustee shall, at the sole cost and expense of the Issuers and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Issuers hereunder as provided in this Article Eleven.

SECTION 11.04.      Limitation of Guarantor's Liability.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Guarantor Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance under Federal or State law.

SECTION 11.05.      Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such

Funding Guarantor in discharging the Issuers' obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.      Execution of Security Guarantee.

                  To further evidence their Guarantee to the Holders, each of the Guarantors hereby agrees to execute a Security Guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Security Guarantee shall be substantially in the form set forth in Exhibits A and B hereto. Each Guarantor hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Security Guarantee. Each such Security Guarantee shall be signed on behalf of each Guarantor by two Officers prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Security Guarantee on behalf of such Guarantor. Such signature upon the Security Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Security Guarantee, and in case such officer who shall have signed the Security Guarantee shall cease to be such officer before the Security on which such Security Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Security Guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.07.      Subordination of Subrogation and Other Rights.

                  Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.


                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE


SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

                  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02.      No Payment on Guarantees in Certain Circumstances.

                  (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest on the Securities pursuant to such Guar-antor's Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such non-payment event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Guarantor Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal or interest on the Securities during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                  Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No non-payment event of default that existed or was continuing on the date of commencement of any Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the holder of Designated Guarantor Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such non-payment event of default has been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be made directly to the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 12.06 has been received by the Trustee) or the Holder to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03.      Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior

Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Securities pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be made directly to the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section
12.06 has been received by the Trustee) or the Holder to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.      Subrogation.

                  Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such

Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.05.      Obligations of Guarantors Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as among each of the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06.      Notice to Trustee.

                  The Issuers and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuers or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the

Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of either of the Issuers or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.      Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

                  Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08.      Trustee's Relation to Guarantor Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuers or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Indebtedness.

                  No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10.      Holders Authorize Trustee To Effectuate Subordination of
                    Guarantee.

                  Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.      This Article Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clause (a), (b) or (c) of Section 6.01.

SECTION 12.12.      Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.      No Waiver of Guarantee Subordination Provisions.

                  Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14.      Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or
(ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section
12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01.      Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.      Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Issuers:

                  c/o Advanced Accessory Systems, LLC
                  12900 Hall Road, Suite 200
                  Sterling Heights, MI  48313

                  Attention:  Chief Financial Officer

                  Facsimile:   (810) 997-2900
                  Telephone:   (810) 997-6839

                          [FORM OF SECURITY GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 1, 1997, among Advanced Accessory Systems, LLC, AAS Capital Corporation, each of the Guarantors named therein and First Union National Bank, as trustee, as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                  This Security Guarantee is subject to release upon the terms set forth in the Indenture.


                                      [LIST GUARANTORS]


                                      By:  ___________________________
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:___________________           Signed:  ______________________________
                                              (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:     ______________________________________________________
                         Participant in a recognized Signature Guarantee
                         Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.07 of the Indenture, check the appropriate box:

Section 4.06 [      ]
Section 4.07 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.07 of the Indenture, state the amount: $_____________

Dated:___________________             Your Signature:__________________________
                                                (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee:     ______________________________________________________
                         Participant in a recognized Signature Guarantee
                         Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

         Re:      9 3/4% Senior Subordinated Notes due 2007
                  (the "Securities") of Advanced Accessory Systems, LLC and AAS Capital Corporation

                  This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

             [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

             [ ] has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

             [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

             [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

             [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.

             [ ] Such Security is being transferred in reliance on Rule 144 under the Act.

             [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require Registration under the Securities Act accompanies this certification.]

                            _____________________________________
                            [INSERT NAME OF TRANSFEROR]


                            By: _________________________________
                                     [Authorized Signatory]

Date:    ______________________
         *Check applicable box.

                                                                       EXHIBIT E



                   Form of Transferee Letter of Representation


Advanced Accessory Systems, LLC
AAS Capital Corporation
c/o
[Address of Trustee]


Dear Sirs:

                  This certificate is delivered to request a transfer of $________ principal amount of the 9 3/4% Senior Subordinated Notes due 2007 (the "Notes") of Advanced Accessory Systems, LLC and AAS Capital Corp. (the "Issuers"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: __________________________________________
                  Address:________________________________________
                  Taxpayer ID Number:_____________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers ,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause
(d) or (e) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Issuers and the Trustee.

Dated:  ______________________        TRANSFEREE:______________________________

                                      By:______________________________________



                                      E-2